UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 16, 2004
(Date of report; date of
earliest event reported)

COMMISSION FILE NUMBER: 333-105077

CAPITAL AUTO RECEIVABLES, INC.
CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-1
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	38-3082892 20-0746995 (I.R.S. Employer Identification No.)

C/O GENERAL MOTORS ACCEPTANCE CORPORATION
200 RENAISSANCE CENTER
P.O. BOX 200 DETROIT, MICHIGAN
48265-2000
(Address of principal executive offices)
(Zip Code)

(313) 556-5000
(Registrant’s telephone number, including area code)

ITEM 8.01. OTHER EVENTS.

On August 16, 2004, the principal and interest collected during the preceding calendar month as provided for in the Trust Sale and Servicing Agreement, dated as of March 2, 2004 (the Agreement), among General Motors Acceptance Corporation, as servicer, Capital Auto Receivables, Inc, as seller, and Capital Auto Receivables Asset Trust 2004-1, as issuer, were distributed to holders of notes (Noteholders) and certificates (Certificateholders) representing undivided interests in Capital Auto Receivables Asset Trust 2004-1. In accordance with the Agreement, the Servicer’s Certificate, as defined in the Agreement, was furnished to the Indenture Trustee, as defined in the Agreement, for the benefit of the Noteholders and Certificateholders and as such, was distributed by the Indenture Trustee to the Noteholders and Certificateholders. A copy of the Servicer’s Certificate is included as Exhibit 20 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DOCUMENT DESCRIPTION

20	Monthly Servicing Report for the July 2004 Collection Period

2

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant certifies that it meets all of the requirements for this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPITAL AUTO RECEIVABLES ASSET TRUST 2004-1
		By:	GENERAL MOTORS ACCEPTANCE CORPORATION (Administrator, not in its individual capacity but solely as Administrator on behalf of the Trust.)
Date:	August 24, 2004		/s/ Jerome B. Van Orman, Jr.
Jerome B. Van Orman, Jr.,
(Vice President — Finance and Chief Financial Officer of GMAC North American Operations)

EXHIBIT INDEX

Exhibit No.	Description

20	Monthly Servicing Report for the July 2004 Collection Period